Exhibit 10.3
                        SECURITIES AND PROCEEDS
                INVESTMENT AND DISTRIBUTION AGREEMENT

THIS AGREEMENT ("Agreement"), is made, by and between Raven Moon Entertainment, Inc., a Florida corporation, with headquarters and notification address located at 2005 Tree Fork Lane, Suite 101, Longwood, Florida 32750 (the "Company"), and Jacques Danon, on his behalf and his heirs and successors and assigns (singly "Investor" cumulatively "Investors"), with residence address and notification address, as stated below, and is effective as of the "Effective Date" stated below. Certain capitalized terms herein are defined below under "Defined Terms." Please note that a personal guaranty specifically follows this Agreement.

RECITALS:
A. The Company and the Investors are executing and delivering this Agreement for, among other reasons, their mutual and independent financial and other considerations and in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and, if any, other applicable exemption(s) as determined by the Company, including Regulation S; and
B. The Investors and the Company confirm all terms and conditions stated herein; therefore:
In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Investors hereby agree as follows:

                 Disposition of SECURITIES/proceeds

1.1  Securities, Non-Registration, and Definition.

A. Non-Registration. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTION(S) FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR ANY OTHER GOVERNMENTAL AGENCY HAS PASSED UPON THE ACCURACY OF ANY OF THE INFORMATION NOR HAS APPROVED OR DISAPPROVED THIS MATTER.

The Investors shall be obligated for any compliance requirements as to the jurisdiction of the Investors.

B. Securities. The "Securities" that are the subject of this Agreement, are the 2,000,000,000 shares of common stock, restricted with reference to Rule 144 of the SEC, on the books and records of the Company, in the name of Jacques Danon issued by exercise of a Warrant(s), in 2006, for purchase of common stock, previously issued in the name of the Investor, as may be more specifically identified below. Securities shall also include any replacement or substituted shares of common stock or other securities resulting from any reclassification or stock split applicable to all shareholders and shall also include any supplied as a dividend, as more specifically provided under the Section "Additional Securities" below.
The Investors agree not to sell, pledge, or hypothecate, the Securities, other than selling and disposing of the Securities per this Agreement.

C. Cancellation and Issuance of New Securities. The Company has cancelled the old share certificates evidencing the ownership of Securities by Investors, and has caused the issuance of new certificates evidencing the ownership of Securities by the Investors. The Company and/or Investors shall deposit the new certificates or evidence of ownership of the Securities with an escrow agent as described below. The Company shall cooperate with and provide any necessary opinion, legal or otherwise, so that the aforesaid certificates are free of trading restrictions and or restrictive legends at the earliest legal time possible, which is acknowledged to be on or after July 25, 2007.

       1.2 Sales, Escrow. As soon as practicable, within the next 30 calendar days following execution of this Agreement, with the cooperation of the Investors and the Company, the Securities shall be delivered and placed into the name of an individual or firm engaged and paid by the Company to act as the escrow agent ("Escrow Agent") as described herein (Mr. Steven Sandifer). The Securities shall be held and disposed of only per this Agreement. The duties of the Escrow Agent shall be to hold and sell the Securities in conformance with the requirements of Section F below of this Agreement, including as to the disposition of the proceeds from sales and such sales shall be done through a registered broker-dealer, which is a member of the National Association of Securities Dealers ("NASD").

The following shall also apply:
A. Escrow Agent-Sales Terms.
Except as otherwise stated herein:
1. Escrow Agent shall act to sell the Securities and dispose of the net proceeds, gross proceeds less customary sales expenses and commissions and fees, on behalf of the Investor subject to this Section and as further detailed in Section F.
2. On the basis of the holding period of the Securities by the Investor, relating back to the exercise of the aforesaid Warrant(s), or sooner as legally permitted, estimated and agreed to have started one year prior to July 24, 2007, upon the expiration of said one year, estimated and agreed to be July 25, 2007, or the next legal business day if July 25 is not for any reason, the Escrow Agent shall sell, when legally permitted and in accordance with market conditions and Company direction and coordination (to help Investor, foreign person(s) and not to be deemed as "controlling" or "owning" the Securities), the Securities, by agency transaction(s) through a bona fide brokerage account held by a NASD brokerage firm.
Escrow Agent will use reasonable efforts but will be deemed to act in a ministerial manner relying upon the direction of the Company.
The Company hereby represents it will endeavor to cause the Securities to be so sold through the Escrow Agent in the most timely fashion both permissible and possible under the circumstances and consideration of not causing any material decrease in the value or volume of sales of the Securities.
If legally permissible, and not for less than a private sales price equal to 80% of the price the public trading market would bear, with the written permission of the Investor, the Company may seek a sale to be to any private person or firm outside the trading medium applicable to the Company Securities, currently being the NASD OTC Bulletin Board. The Company shall notify the Escrow Agent of such a private sale.3. As to activity of sales and proceeds, monthly, from the start of sales, the Escrow Agent will supply the Investors and the Company a summary of the subject of sales with data of not less than: number of Securities held prior to sale, number sold and gross and net proceeds, time period of sales, and confirmation of the amount of net proceeds to be disposed of as follows: until the "Total Net Proceeds" (as defined below) are paid the Investors, the net proceeds will be delivered to the Investors per written wire instructions of Investors as contained herein or supplied within the next 30 days from the Effective Date of this Agreement, and following full payment of the Total Net Proceeds to Investors, remaining net proceeds and shares will be delivered to the Company or other action may be taken per "Company Benefit Disposition" as defined below.

B. Investor Upside: Total Net Proceeds. Investors are to be paid, from the escrow disposition as aforesaid, monthly, as available, payments for a total amount equal to the Total Net Proceeds. Total
Net Proceeds shall not be reduced by Escrow Agent-related fees, brokerage commissions and/or other charges, if any, as such will be borne by the Company.
Each month following the first month net proceeds are recognized and due, by the 10th day of the month, the wire payment shall be made by the Escrow Agent to Investor, as stated herein, of the net proceeds. "Total Net Proceeds," which shall be documented and identified to the Escrow Agent as soon as practicable, shall be an amount due of no less than $400,000 and no more than $500,000 and shall be calculated as follows:
-the sum of $360,000
-plus attorney fees of the Investor paid or accrued (to be confirmed in writing to the Company) on or prior to the Effective Date, -plus an amount equal to 15% per annum (simple interest) on the unpaid portion of the principal amount of $360,000 for the period of time between July 24, 2006 and the date the Investors have received $360,000 from the Escrow Agent or from the Company, -plus an amount equal to the margin interest paid (to be confirmed in writing to the Company) by Investors on the Investors' existing UBS brokerage account ("UBS Account") (upon the date Investors receive in aggregate $360,000 from the Company, Escrow Agent and/or Personal Guarantor pursuant to this Agreement and or the Guaranty attached hereto, no further margin interest shall be reimbursable to Investors by the Company).

C.  Company Upside: Company Benefit Disposition.
1. Investors shall be paid the Total Net Proceeds notwithstanding if the escrow fails to generate sufficient net proceeds, so if there is a deficiency of net proceeds from the escrow, the Investors shall be due, and shall have the right to demand and collect the deficiency from the Company. The Company guarantees that Investors shall receive Total Net Proceeds pursuant to the following schedule: (1) if the Investors have not been paid, from the Company and/or the escrow, at least 50% of the figure that is the Total Net Proceeds amount due within the six month period starting from August 15, 2007, then the deficient amount (difference between 50% of the figure of Total Net Proceeds due and actual paid Total Net Proceeds plus any Company payments to Investor during said six months) shall be due and payable within 30 calendar days from the expiration of said six months (30 days being to allow time for calculation and reconciliation by the Company of the amounts paid and due) and upon payment any Securities in escrow up to half of the original amount in escrow shall be forfeited to the Company for cancellation or disposition as in the case of the end of the escrow as detailed below; and
2. at the end of 12 months from August 15, 2007, the same shall apply as to any deficiency as to the unpaid Total Net Proceeds, being that the deficient amount (difference between the figure of Total Net Proceeds and actual paid Total Net Proceeds plus any Company payments during said 12 months) shall be due and payable within 30 calendar days from the expiration of said 12 months (30 days being to allow time for calculation and reconciliation by the Company of the amounts paid and due) and upon payment any Securities remaining in escrow shall be forfeited to the Company for cancellation or disposition as in the case of the end of the escrow as detailed below; and
3. the Company shall pay the sum of $35,000 to the Investors to be applied to the obligation of the Total Net Proceeds as follows:
$25,000 within 10 business days of the Effective Date and $10,000 within 40 calendar days of the Effective Date.
During the said first six months, any excess payments to the Investors, if the Total Net Proceeds remain due and unpaid, shall be carried forward and paid to the Investors and credited to the obligation of the Company for the second six months.

 D.  Penalty for Failure to Honor Company and/or Personal Guarantor
Guarantees.
Should there be a shortfall in any of the aforesaid first or second six month payments resulting from low sales proceeds from Securities sales delivered by the Escrow Agent, and the Company and or Personal Guarantor fails to make up the shortfall through Company and or Personal Guarantor cash payment(s) to Investors by the tenth calendar day following the end of the aforesaid periods, the Company will be subject to a penalty of being required to issue additional Company Common Stock to the Investor pursuant to the following formula: dollar amount of deficit divided by the closing highest bid price or closing last sale price (whichever is higher) of the Company's Common Stock as reported on the OTC Bulletin Board on the first trading day following the date of the default. The date of the default is the tenth calendar day following the end of the six month period in which a guaranteed amount is due Investors, but has not been received in full by Investors.

E. Company Benefit Disposition Following Full Payment of Total Net Proceeds to Investor.
Given the Company promise to pay, above, Investors agree, as a benefit to the Company:
Following payment of the Total Net Proceeds otherwise due, which may be up to $500,000 as fixed above, to Investors as aforesaid, being the end of the escrow in terms of the rights of Investors, the benefit and disposition of the Securities, if any, in escrow, as a "Company
Benefit Disposition" shall be as determined by the Company and shall be, in one or any combination of the following as to all or any part of the Securities: the Securities will be returned into treasury and cancelled by the Company, the Securities will be sold privately without any restriction by way of this Agreement with all proceeds belonging to the Company, the Securities shall continue to be sold and the net proceeds shall be deemed a contribution by the Investors to the Company, in all such events at no expense of or obligation of the Company to Investors, as an unconditional gift to assist the Company in its continued social pursuit of supplying family oriented programming and in any such case, notwithstanding anything, given Investors were paid what was due, no further escrow notices or information shall be due to Investors and the Investors shall not assert any position or claim contrary to the foregoing or this Agreement.

F. Escrow Agent-Additional Terms.

1. The Company shall be responsible to confirm the agreement with the Escrow Agent for the agent to act in accordance with this Agreement as to those provisions applying to the agent and the escrow. The Escrow Agent's duties shall terminate upon the final distribution of all Securities and amounts or proceeds per this Agreement.

2. The Escrow Agent shall not in any way be bound or affected by any notice of modification or cancellation contrary to the terms hereof unless in writing signed by the Company and the Investors, other than a change or substitution of the Escrow Agent, which shall be subject to the written consent of the Company and Investors. The new agent will be subject to the same terms hereof (upon a change or substitution, the then Escrow Agent shall pass all Securities and proceeds undistributed to the new agent).

3. The Escrow Agent shall be entitled to rely upon any notice, certification, demand or other writing of any nature delivered to it hereunder by the Company or the Company and Investors, without being required to determine the authenticity or the correctness of any facts stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment.

4. The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person purporting to give any notice or receipt, or make any statements in connection with the provisions hereof in writing, has been duly authorized to do so.

5. The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith, and shall not be liable for any mistake of fact or error or judgment, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

6. The Escrow Agent may resign and be discharged of its duties as Escrow Agent hereunder by giving ten (10) calendar days written notice to the Company and Investors shall immediately advise of same to the Investors in writing. Such resignation shall take effect on delivery by the Escrow Agent to such successor agent of all of the escrowed Securities and proceeds undistributed.

7. The Company hereby agrees to indemnify and hold the Escrow Agent harmless from any loss, liability or expense, arising out of or related to the escrow, and for all costs and expenses, including the fees and expenses of counsel, incurred in connection with the escrow.

8. The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement. The Escrow Agent shall have no liability or duty to inquire into the terms and conditions of any agreement to which it is not a party.

9. If a controversy arises between one or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the agent shall deliver something or as to any other matter arising out of or relating to this Agreement or the escrow, the Escrow Agent shall not be required to determine same and may retain such item(s) or refrain until the rights of the parties to the dispute shall have finally been determined by agreement or by final order of court of competent jurisdiction, provided, however, that the time of appeal of any such final order has expired without an appeal having been made. The Escrow Agent shall be entitled to assume that no such controversy has arisen unless it has received a written notice that the controversy has arisen which refers specifically to this Agreement and identifies by name and address the adverse claimants to the controversy and the details. If a controversy of the type referred to in this paragraph arises, the Escrow Agent may, in its sole discretion but shall not be obligated to, commence interpleader or similar actions or proceedings for determination of the controversy. The Escrow Agent shall not be required to retain such item(s) or refrain or file an interpleader if it decides to otherwise abide by this Agreement and act accordingly.

10. The Escrow Agent shall not be required to institute or defend any action or legal process involving any matter referred to herein which in any manner affects it or its duties or liabilities hereunder. In the event the Escrow Agent shall institute or defend any such action or legal process, it shall do so only upon receiving full indemnity in an amount and of such character as it shall require, against any and all claims liabilities, judgments, attorney's fees and other expenses of every kind in relation thereto, except in the case of its own willful misconduct or gross negligence.

11. In the event that the Escrow Agent receives or becomes aware of conflicting demands or claims with respect to any funds, securities, property or documents deposited or delivered in connection herewith, or the parties disagree about the interpretation of this Agreement, or about the rights and obligations, or the propriety, of any action contemplated by the Escrow Agent hereunder, or if the Escrow Agent otherwise has any doubts as to the proper disposition of funds or the execution of any of its duties hereunder, the Escrow Agent shall have the right to discontinue any or all further acts on its part until such conflict, disagreement or doubt is resolved to its satisfaction. In addition, the Escrow Agent may file an action in interpleader in any court of competent jurisdiction to resolve the dispute or uncertainty. The Company agrees to indemnify the Escrow Agent and hold it harmless from and against all costs, including reasonable attorney's fees and expenses incurred by it in connection with such action. In the event that the Escrow Agent files an action in interpleader, it shall thereupon be fully released and discharged from all further obligations to perform any and all duties or obligations imposed upon it by this Agreement, other than safekeeping of the assets in the Escrow Account, if not paid into Court.

12. Any notice, direction, request, instruction, legal process, or other instrument to be given or served hereunder by any party to another shall be in writing, shall be delivered personally or sent by certified mail, return receipt requested, to the respective party or parties indicated on the execution line of this Agreement and shall be deemed to have been given when received.

13. In the event of any bankruptcy or insolvency proceeding being filed by or against the Company, the Escrow Agent shall immediately deliver back the Securities and proceeds of such Securities to Investors.


        REPRESENTATIONS AND certain promises of the Investors

Investors represent and promise to the Company with respect to itself and the Securities and matters herein:
       2.1 Investment Purpose.  The transactions described above are for investment purposes and not intended to violate any laws or regulations.
       2.2 Ownership.  Investors hereby agree not to vote or sell ownership in any manner individually or by mutual agreement with other owners for any reason, as to the Securities, contrary to this Agreement, including to directly or indirectly take control of the Management of the Company or effect or manipulate the trading price of the Common Stock or act in a way which causes a Material Adverse
Effect, defined herein, on the Company by short selling or otherwise.
       2.3 Accredited Investor Status. The Investors are "accredited investors" as defined in under Regulation D of the SEC. The Investors hereby represent that, either by reason of the Investors' business or financial experience or the business or financial experience of the Investors' advisors, if any, the Investors have the capacity to protect the Investors' own interests in connection with the transaction contemplated hereby and are "sophisticated" investors.
       2.4 Reliance on Exemptions. The Investors understand this transaction is in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon representations and agreements, of the Investor set forth herein.
       2.5 Information.  Investor and its advisors, if any, have either had access through the Electronic Data Gathering, Analysis, and Retrieval System ("EDGAR") or from the SEC website as to all filed information on the Company and has been given all public available information that has been requested by the Investor or its advisors, if any, including, without limitation the Company annual and periodic reports filed with the SEC
("SEC Documents"). Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company as to Company information and the SEC Documents.
       2.6 Acknowledgement of Risk/Escrow Agent. Investor acknowledges transferability of the Securities is limited, the Company does not anticipate the payment of dividends in the foreseeable future, and
Escrow Agent is not responsible in any way to Investors for risks or otherwise, other than ministerial act of holding and disposing of Securities and funds and accounting if and as stated herein.
       2.7 Governmental Review.  Investors understand that no United
States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Company or the Securities or an investment therein.
	2.8 Transfer or Resale.  Investors understand that:
A. The Securities have not been and are not being registered under the Securities Act or any applicable state securities and are restricted securities within the meaning of Rule 144 and may be sold only in accordance with the terms of Rule 144 or as counsel to the Company otherwise determines;
 B. Except as set forth otherwise herein, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.
       2.9 Cooperation.  Investors hereby represent, promise and
agree to the following, material to the Company and Personal Guarantor:
A. This Agreement and all communications by Investors and those of counsel of Investors prior to this date shall remain confidential and the Company shall only be permitted to disclose this Agreement as needed as a public company to be determined by the President of the Company upon advice of legal counsel.
B.  Investors agree not to make or cause anyone to make any
disparaging statement against the Company nor any affiliated party, such as officers, directors and professionals.
C.  Unless the Company has both breached this Agreement and not cured such breach within 10 days of notice as set forth below,
Investors hereby release and waive any and all rights to rescind the prior transactions with the Company prior to this date
including the exercise of the warrant(s), and releases and
waives any claims or demands or other expectations against or pertaining to the Company including any affiliated party such as officers, directors and professionals.
D.  Not to take any action, direct or indirect, that causes or is intended to cause, interruption in the trading of the Company stock, the filing of regulatory claim, the resignation of any member of Management or involuntary bankruptcy for the Company or material adverse effect on the Company or any of its assets.
E. Also, as to this Agreement, in the event of any claimed material breach by the Company, Investors shall supply written notice of breach to the Company detailing the breach and 10 days from delivery of said notice within which to cure and if so cured, the Company shall not be in breach.
       2.10 Authorization; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the
Investors and represents the valid and binding obligations of the
Investors enforceable in accordance with its terms.
       2.11 Residency.  The Investors are residents of the jurisdiction set forth immediately below such Investors' names on the signature page hereto.
       2.12 Acknowledgements.  The Investors hereby acknowledge receipt of this Agreement, including all exhibits thereto, and any documents which may have been made available upon request.  The Investors represent the Investors have full power and authority (corporate, statutory and otherwise, as applicable) to execute and deliver this
Agreement.   This Agreement constitutes the legal, valid and binding
obligation of the Investors, enforceable against the Investors in accordance with its terms.
	2.13	Anti-Money Laundering.  Investors acknowledge that due
to anti-money laundering requirements operating in the United States, the Company and all affiliates and others, natural or otherwise
(the "Protected Persons") hereby rely upon the Investors' representation that the purchase price paid for the Securities is legal monies as to all applicable laws and regulations. Investors represent that it is not acting as a nominee for any other person or entity. Investors also represent that they do not have the intention or obligation to sell, distribute or transfer the Securities, directly or indirectly, to any other person or entity or to any nominee account. Investors further represents that it is not a Prohibited (defined below) and Investors are not and will not purchase the Securities on behalf or for the benefit of any Prohibited Investor. Prohibited Investor means (i) a person or entity whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (ii) a Foreign Shell Bank; or (iii) a person or entity resident in or organized or chartered under the laws of a Non-Cooperative Jurisdiction or whose purchase funds are transferred from or through a Foreign Shell Bank, a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction or a Sanctioned Regime.

           REPRESENTATIONS AND certain promises OF THE COMPANY

The Company represents and promises to the Investors that:
       3.1 Organization and Qualification. The Company, and each of its material subsidiaries, is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which they are incorporated, with full power and authority (corporate and other) to own, lease, use and operate their properties and to carry on their businesses as and where now owned, leased, used, operated and conducted.
       3.2 Authorization; Enforcement. A. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement; B. this Agreement has been duly executed by the Company; and C. this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.
       3.3 Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms of this Agreement, are or will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights or other similar rights of stockholders of the Company, and will not impose personal liability on the holders thereof.
       3.4  No Conflicts; No Violation.
       A. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) conflict with or result in a violation of any provision of its Certificate of Incorporation or Bylaws or (ii) violate or conflict with, any agreement, or (iii) result in a violation of law.
       B. The Company is not in violation of its Certificate of Incorporation, Bylaws or other organizational documents.
       C. The Company is not conducting its business in violation of any law, the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect.
       3.5 SEC Documents, Financial Statements. Since at least January 1, 2006, the Company has timely filed all reports required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act.
       3.6 Absence of Litigation. Except as disclosed in the SEC Documents, there is no material action against the Company that could, individually or in the aggregate, have a Material Adverse Effect.
       3.7 Intellectual Property Rights. The Company owns or possesses licenses or rights to use all Intellectual Property.
       3.8 Tax Status. The Company has timely made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject.
       3.9 Environmental Laws. The Company is in compliance with all applicable foreign federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants.
       3.10 Employment Matters. The Company is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours except where failure to be in compliance would not have a Material Adverse Effect.
       3.11 Future. The Company promises to maintain the foregoing status so as not to breach the paragraphs of this Section in causing a Material Adverse Effect, as long as the obligations to the Investors remain hereunder or until termination of this Agreement.
       3.12 Officer and Director Compensation.  During the period the
Total Net Proceeds amount is unpaid, the Company will not make any bonus and or extraordinary compensation payments to its officers and directors.

                                ARTICLE IV
                           ADDITIONAL COVENANTS

        4.1 Reporting Status. During the period the Total Net Proceeds amount is unpaid, the Company will timely file all reports required to be filed by it with the SEC under the reporting requirements of the Exchange Act.
        4.2 Expenses. The Company and each Investor is liable for, and will pay, its own expenses incurred in connection with this Agreement except as otherwise provided herein.
         4.3 Financial Information. The financial statements of the Company will be prepared in accordance with United States generally accepted accounting principles, consistently applied, during the term of this Agreement.
        4.4 Compliance with Law. As long as an Investor owns any of the Securities or this Agreement is not terminated, the Company will conduct its business in compliance with all applicable laws.

	                         ARTICLE V
               REGISTRATION RIGHTS, warrants and defined terms

        5.1 If the Company plans to file a registration statement on the appropriate form (the "Registration Statement") with the SEC, other than as to consultants, any time while the Securities are unsold and the Total Net Proceeds due remains unpaid, then it will use its best efforts to include the Securities' shares in the registration. Expenses incurred in connection with any registration shall be borne by the Company. There is no promise or representation that it will file a Registration Statement or that it will be able to have it declared effective.

        5.2 Sometimes herein, unless stated otherwise, capitalized terms have the following means below:
"Common Stock" means the common stock of the Company.
"Company" means Raven Moon Entertainment, Inc.
"Exchange Act" means the Securities Exchange Act of 1934, as amended. "Investors" means the investor or investors whose name(s) are set forth on the signature page of this Agreement.
"Material Adverse Effect" means a material adverse effect on (a) the business, operations, assets or financial condition of the Company or
(b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement or under any instruments to be entered into or filed in connection herewith and which is not cured within 10 business days.
"Rule 144" means Rule 144 promulgated under the Securities Act, or any successor rule.
"SEC" means the United States Securities and Exchange Commission.
"SEC Documents" is defined above.
"Securities" means the Common Stock pursuant to this Agreement. "Securities Act" or "Act" means the Securities Act of 1933, as amended.

                                 ARTICLE VI
                           ADDITIONAL SECURITIES

	6.1  Protection.
A. If the Company, at any time while the obligation to pay the Total Net Proceeds is outstanding, combine outstanding shares of Common Stock into a smaller number of shares in a reverse stock split, the number of Securities shall remain the same and not be effected thereby.

B. In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the terms of any such consolidation, or merger shall include such terms so as to obligate the surviving company to this Agreement.

                                 MISCELLANEOUS

       7.1 Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of Florida without regard to the principles of conflict of laws and the venue for any suit as to this Agreement is Orlando, Florida.
       7.2 Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.
       7.3 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.
       7.4 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.
       7.5 Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. All prior negotiations, claims, demands, rights against, and proposals of any nature by one party as to the other, including officers, directors, professionals and other affiliates, are deemed cancelled by this Agreement and discarded with this Agreement to remain as the sole statement of all rights and expectations of each party as to the other. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.
       7.6 Notices. Any notices required or permitted to be given under the terms of this Agreement must be sent and delivered by overnight confirmed mail or by hand delivery to the addresses of the parties herein or such other address later designated by a party in writing.
       7.7 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their permitted successors and assigns.
       7.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
       7.9 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
       7.10  No Strict Construction.  The language used in this
Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. The parties agree and acknowledge that each has reviewed this Agreement and the normal rule of construction that agreements are to be construed against the drafting party shall not apply in respect of this Agreement given the parties have mutually negotiated and drafted this Agreement.
	7.11 Gender and Currency. Wherever the context shall require, all words herein in the masculine gender shall be deemed to include the feminine or neuter gender, all singular words shall include the plural, and all plural shall include the singular.
All currency herein is in US dollars.
	7.12 Waiver. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the waiving party.
	7.13 Independent Legal Counsel. The parties hereto agree each has retained independent legal counsel in connection with the preparation and of this Agreement.
	7.14 Termination. This Agreement shall terminate upon mutual written signed agreement by the parties or the final disposition of Securities and net proceeds under this Agreement and payment of the Total Net Proceeds amount to the Investors. Termination shall not terminate, however, the provisions under ?Cooperation? stated above.

                          ARTICLE VIII
             REGULATION S DISCLOSURE AND CONFIRMATION

The Investors agree:

       8.1 In general, the Securities have not been registered and may not be offered or sold in the United States or to a "U.S. person" (see definition below) unless the securities are registered under the Act, or an exemption from the registration requirements of the Act is available. Also, hedging transactions involving these Securities may not be conducted unless in compliance with the Act. Offering restrictions have been implemented, including the inclusion, on all certificates to be issued, a statement that the interests are subject to Regulation S and specifically a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S (Sec. 230.901 through 230.905, and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act.

	8.2 The Company offer is not made to a U.S. person or for the account or benefit of a U.S. person the undersigned represents and promises he are not a U.S. person. The undersigned certifies it is not a U.S. person and not acquiring the securities for the account or benefit of any U.S. person and have purchased Securities in a transaction that did not require registration under the Act and agree to resell such securities only in accordance with the provisions of Regulation S ( including Sec. 230.901 through 230.905, and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration; and agree not to engage in hedging transactions with regard to such securities unless in compliance with the Act; and the Company shall refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S (Sec. 230.901 through 230.905, and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration; and each distributor selling securities to a distributor, a dealer (as defined in section 2(a) (12) of the Act
(15 U.S.C. 77b(a)(12)), or a person receiving a selling concession, fee or other remuneration, prior to the expiration of a one-year distribution compliance, agrees to send a confirmation or other notice to any purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor.

"United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia. "U.S. person" means:
(i) Any natural person resident in the United States;
(ii) Any partnership or corporation organized or incorporated under the laws of the United States;
(iii) Any estate of which any executor or administrator is a U.S.
person;
(iv) Any trust of which any trustee is a U.S. person;
(v) Any agency or branch of a foreign entity located in the United
States;
(vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;
(vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and
(viii) Any partnership or corporation if:
(A) Organized or incorporated under the laws of any foreign jurisdiction.
(B) Formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors
(as defined in Sec. 230.501(a) of SEC Regulation D) who are not natural persons, estates or trusts.

The following are not "U.S. persons":
(i) Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;
(ii) Any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and the estate is governed by foreign law;
(iii) Any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;
(iv) An employee benefit plan established and administered in accordance with the law of a country other than the United
States and customary practices and documentation of such country;
(v) Any agency or branch of a U.S. person located outside the United States if:
	A. The agency or branch operates for valid business reasons; and
	B. The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and
(vi) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American
Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

                         Escrow Agent

I hereby enter into this Agreement to acknowledge my limited duties set forth above.

                           GUARANTY

       THIS GUARANTY is made by the undersigned officer of Raven
Moon Entertainment, Inc. ("Company") in his personal and individual capacity ("Personal Guarantor").

In consideration of the execution of the above Agreement between the Company and Investors, and provided the Investors are not in breach of the Agreement, Personal Guarantor hereby certifies and attests that he personally guarantees the payment of the amounts owed by the Company to the Investors as stated above in the event of non-payment of such amounts when due by the Company, or material breach of any guarantee(s) made by the Company to the Investors pursuant to the Agreement. Personal Guarantor represents and warrants that he has not taken and will not take any actions to transfer his assets that would reduce his ability to honor his guaranty hereunder to the Investors.